Exhibit 10.27

Certain portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The omitted information is both (i) not material and (ii) information that the registrant customarily and actually treats as private or confidential.

SERIES COLLABORATION DEAL MEMORANDUM

This Series Collaboration Deal Memorandum (the “Deal Memo”) is entered into as of September 5, 2026 (the “Effective Date”) by and among: Ambitious Entertainment, Inc., located at 12 Water St., Suite 604, British Columbia, V6B 1A5 (the “Company”); Diana Zimmerman, located at [address] (“Zimmerman”); and Criss Angel, located at [address] (“Angel”).

The Company, Zimmerman, and Angel may be referred to individually as a “Party” and collectively as the “Parties.”

1. Series; Prior Shopping Agreement; Amendment

1.1 Series

The Parties refer to the television/streaming series created by Zimmerman and developed by Zimmerman and Company titled “Women Who Deceive”, also known as “Women of Illusion” also known as “Angels of Deception” (the “Series”).

1.2 Shopping Agreement

The Parties acknowledge that the Series is subject to a shopping agreement between Zimmerman and Company effective as of March 12, 2025 (the “Shopping Agreement”).

1.3 Amendment

Upon full execution of this Deal Memo this Deal Memo will supersede and replace the Shopping Agreement provisions related to the Term and Fixed/Backend Net Profit Compensation to be consistent with Paragraph 4 and Paragraph 8 hereunder.

2. Roles and Creative Collaboration

2.1 Angel’s engagement

Angel will be engaged as:

(a) Series host; and
(b) Executive Producer (in addition to Zimmerman and the executive producer role on behalf of Company held by Chris Philip).

2.2 Zimmerman’s commitments

Zimmerman will:

(a) provide the concept and story development; and
(b) provide executive producing and creative services for the Series.

2.3 Company's commitments

Company will:

(a) provide executive producing and creative services for the Series; and
(b) provide business/legal development necessary to package, finance, produce, and exploit the Series consistent with this Deal Memo and the definitive agreements.

2.4 Negotiation of definitive agreements

The Parties will negotiate in good faith and execute definitive agreements consistent with this Deal Memo, including customary provisions regarding services, credits, compensation, production mechanics, and IP/rights.

3. Mutual Approval; Impasse; Tiebreaker

3.1 Mutual approval matters

For all creative and business decisions relating to the Series, including, without limitation, decisions regarding:

(a) story direction;
(b) packaging;
(c) financing;
(d) sales strategy;
(e) distribution strategy; and

(f) copyright ownership and exploitation.

Ambitious, Zimmerman and Angel shall have collective approval (the "Collective Approval Matters").

3.2 Impasse / escalation

If the parties are unable to reach agreement on any Collective Approval Matter within the time period set forth in the definitive agreements (or, if none, within ten (10) business days after written notice of the proposed decision), the matter will be escalated in good faith to their respective senior representatives.

3.3 Tiebreaker

If the escalation described in Section 3.2 does not resolve the impasse within five (5) business days after escalation, then: the majority opinion as between Ambitious, Zimmerman and Angel shall have the best of three tiebreaker and may determine the Collective Approval Matter.

4. Compensation: Fixed Compensation; Backend Net Profits

4.1 Fixed compensation

The fixed compensation for each of the Executive Producers (Zimmerman, Company, Angel and Baram) shall be based upon the budgeted executive producer pool and allocated as follows:

(a) [redacted] to Company (Ambitious);
(b) [redacted] to Angel; and
(c) [redacted] to Zimmerman.

Additionally, the fixed talent compensation for Angel relating to his host services shall be negotiated in good faith in a manner so as to not frustrate the purpose of this Deal Memo.

4.2 Backend net profit participation split

The Parties agree that backend net profit participation (the "Backend Net Profits") will be allocated as follows for the Series:

(a) [redacted] to Company (Ambitious);
(b) [redacted] to Angel; and
(c) [redacted] to Zimmerman.

4.3 Standard Backend Net Profits definition

The definitive agreements shall define "Backend Net Profits" using the following standard definition framework (the "Backend Net Profits Definition"):

(a) Gross Revenues Pool. Backend Net Profits are calculated by first establishing a single pool consisting of all Gross Revenues actually received or accrued by the producer/exploiter (as defined in the definitive agreements) from exploitation of the Series in all territories and media, net of only those amounts that are expressly permitted as deductions under the Backend Net Profits Definition.

(b) Deductions. Backend Net Profits shall be reduced by a deduction waterfall (the "Backend Waterfall") consisting only of, and in the following categories to the extent expressly authorized in the definitive agreements:

1. distribution fees and customary third-party distribution costs actually incurred in connection with exploitation;
2. sales/marketing costs actually incurred and reasonably allocated to the Series;
3. delivery costs and third-party manufacturing costs (including subtitling/dubbing/localization where applicable) actually incurred for exploitation;
4. residuals, guild/union obligations, and participation obligations properly allocable to the Series and actually paid in accordance with their respective terms;
5. cast/crew and production costs only to the extent expressly permitted for recoupment under the definitive agreements;

6. taxes properly attributable to exploitation proceeds and actually paid;
7. audit/accounting costs incurred to prepare statements and reports under the definitive agreements, allocated reasonably to the Series; and
8. other deductions only if expressly enumerated in the Backend Waterfall in the definitive agreements (no additional categories may be added by implication).

(c) Recoupment principle. Backend Net Profits shall mean the amount remaining after completion of the Backend Waterfall up to the extent required by the definitive agreements.

(d) No “double deduction.” No amount may be deducted more than once, and intercompany transfers shall be limited to amounts at cost or expressly permitted allocations stated in the definitive agreements.

(e) Single definition and pro rata administration. The Backend Waterfall and Backend Net Profits Definition shall apply uniformly to all backend participants covered by the definitive agreements.

(f) Statements and transparency. The party responsible for accountings shall provide periodic backend statements and supporting detail reasonably necessary to administer the allocation.

(g) Most-favored-nation alignment (optional). If the definitive agreements include any more favorable Backend Net Profits definition for another materially comparable participant, the Parties shall consider including an MFN concept in favor of all covered backend participants, as expressly stated in the definitive agreements.

4.4 Governing administration terms

The definitive agreements will set out:

(a) the calculation methodology;
(b) the deduction waterfall mechanics;
(c) reporting cadence;
(d) audit rights; and
(e) dispute procedures specific to accounting statements,

so the negotiated percentages can be administered without inconsistency.

5. Credits

5.1 Executive producer credits

The Parties will use commercially reasonable efforts to secure and maintain the agreed credits for each Executive Producer role, subject to guild/union rules, final approvals, completion of the Series, and standard credit/eligibility requirements.

Chris Philip on behalf of Company, Zimmerman, Angel and David Baram shall each receive executive producer credits. Company may add additional credited producers as needed in their sole discretion.

Company, Zimmerman, and Angel shall each be entitled to a company credit as well.

5.2 Host credit

Angel will be credited as the Series host in accordance with customary practice and the definitive agreements.

6. Intellectual Property; Copyright Ownership; Control; Deadlock

6.1 Copyright ownership

The Parties agree that the definitive agreements shall provide for copyright ownership and control mechanisms that vest jointly in Company and Zimmerman the primary right to manage, exploit, license, enforce, and otherwise control the copyrights and related rights in and to the Series (including all underlying elements that are within the scope of production rights and deliverables), to the maximum extent permitted by applicable law subject to the tiebreaker provision in Section 3, above.

6.2 Further IP terms; full exploitation grant

The rights and exploitation thereof shall include:

(a) all formats, known and unknown, whether now existing or later developed;
(b) merchandising;
(c) podcasts;
(d) adaptation rights (including without limitation screenplay, dramatization, motion picture versions, stage versions, and derivative works, where applicable); and
(e) ancillary rights (including promotion, marketing, trailers, clips, social/short-form distribution, and other derivative exploitation),

all in each case in the definitive agreements, worldwide and in perpetuity to the extent permitted.

6.3 Copyright control / deadlock mechanism favoring Company

If any matter concerning copyright ownership control, licensing decisions, enforcement/takedown decisions, or exploitation strategy triggers a deadlock among the Parties or requires approvals under this Deal Memo or the definitive agreements, then:

(a) Company shall have primary control to make the final determination regarding such actions; and
(b) any provision requiring mutual approval on matters must not limit Company's ability to act under this Section.

6.4 Deadlock escalation

Where a deadlock is alleged relating to IP administration, the Parties shall escalate to senior representatives within a short time window.

(a) If escalation fails, Company may implement the action consistent with its primary control under Section 6.3.

7. Host Removal for Cause; Replacement Host Election

7.1 Removal for cause

If Angel is removed for "Cause" as defined in the definitive agreements, then:

(a) the Parties acknowledge the production and exploitation obligations will continue without requiring re-execution of the Series' core rights grant.

7.2 Replacement host election

A replacement host shall be elected by consensus of Ambitious and Zimmerman (the "Replacement Host Consensus").

(a) If consensus is not reached within the timeframe specified in the definitive agreements, the replacement process shall be governed by the definitive agreements (including any fallback procedure agreed in writing).

8. Term; Duration

8.1 Term

The term of this Deal Memo and the Parties' collaboration framework will be three (3) years from the Effective Date unless earlier terminated under the definitive agreements.

9. Expenses; Budgeting; Payment Mechanics; No Financing Obligation Unless Written

9.1 Definitive agreements

Any expense responsibility, budget participation, production funding mechanics, and payment timing will be detailed in the definitive agreements.

9.2 No obligation to finance without subsequent writing

No Party is expressly obligated to finance production or contribute capital unless and until the terms are confirmed in a subsequent writing signed by the relevant funding party.

10. Representations and Warranties

Each Party will provide customary representations and warranties for transactions of this nature in the definitive agreements, including authority to enter into the transaction and compliance with applicable laws.

11. Confidentiality; Non-Disclosure

The Parties will include customary confidentiality and non-disclosure terms in the definitive agreements covering nonpublic materials, business terms, and creative development.

12. Governing Law; Dispute Resolution

12.1 Governing law

This Deal Memo and the definitive agreements will be governed by the laws of the State of California.

12.2 Binding arbitration

Any dispute arising out of or relating to this Deal Memo or the definitive agreements will be resolved by binding arbitration conducted in Los Angeles, California, pursuant to IFTA arbitration procedures as applicable.

13. Miscellaneous

13.1 Good-faith negotiation of fixed compensation

The Parties will negotiate fixed compensation for each Executive Producer in good faith and document it in the definitive agreements.

13.2 No waiver

Failure to enforce any provision does not waive that provision.

13.3 Entire understanding as to subject matter (once fully executed)

After full execution, this Deal Memo reflects the Parties' understanding regarding the Series collaboration and supersession of the Shopping Agreement as described above.

13.4 Headings

Headings are for convenience only.

(Signatures on page to follow)

In witness whereof, the parties executed this agreement as of the effective date first written above.

COMPANY: AMBITIOUS ENTERTAINMENT, INC.

By: ___________________________
Name: _________________________
Title: _________________________

ZIMMERMAN: DIANA ZIMMERMAN

Signature: ______________________

ANGEL: CRISS ANGEL

Signature: ______________________